EXHIBIT 99.5

RAYBOR MANAGEMENT INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2002, 2001 AND 2000

ASSETS

	2002	2001	2000
Current assets
Cash and cash equivalents	$882,973	$803,255	$858,828
Factored accounts receivable—net	232,098	—	—
Accrued interest receivable	2,999	—	—
Notes receivable, net	137,585	—	—
Accounts receivable—trade	452,413	238,784	44,593
Allowance for doubtful accounts	(67,724)	(39,101)	—
Accounts receivable—related party	207,280	290,000	—
Deposits	—	—	39,760
Inventory	—	23,191	—
Reserve for building improvements	94,000	—	—
Mail processing costs, net of amortization	779,970	4,117,406	1,374,024
Customer mail list costs, net of amortization	1,942,291	1,126,002	713,284
Advance to affiliate	—	22,200	—
Prepaid expenses	10,902	879	537

Total current assets	4,674,787	6,582,616	3,031,026

Property and equipment, net	2,994,006	821,272	—

Other Assets
Notes receivable—long term	57,665	—	—
Loan origination fees (net)	—	3,064	—

Total other assets	57,665	3,064	—

Total assets	$7,726,458	$7,406,952	$3,031,026

(continued)

RAYBOR MANAGEMENT INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS (CONTINUED)

DECEMBER 31, 2002, 2001 AND 2000

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2002	2001	2000
Current Liabilities
Accounts payable	$1,995,800	$2,868,609	$—
Bank overdrafts	10,419	—	—
Other current liabilities	111,791	—	—
Accrued liabilities	74,743	—	—
Current portion of long-term debt	33,955	14,514	—
Current portion of capital leases	107,383	—	—
Line of credit	200,895	—	—
Notes payable	864,738	—	—
Accrued expenses	385,831	21,020	—
Income taxes payable	810	10	—
Advances from shareholder	2,384	—	—
Pro forma income tax payable	5,420,706	3,040,298	695,224
Deferred revenue	1,839,998	1,690,590	1,057,846

Total current liabilities	11,049,453	7,635,041	1,753,070

Long term liabilities
Notes payable—long-term	111,180	—	—
Capital lease obligations	576,524	—	—
Long-term debt, net of current maturities	1,034,895	632,918	—

Total long term liabilities	1,722,599	632,918	—

Total liabilities	12,772,052	8,267,959	1,753,070

Stockholders’ equity
Common stock, no par value, 100,000,000 shares authorized; 31,000,180 shares issued and outstanding	520,196	366,674	106,824
Accumulated deficit (earnings)	(5,565,790)	(1,227,681)	1,171,132

Total stockholders’ equity	(5,045,594)	(861,007)	1,277,956

Total liabilities and stockholders’ equity	$7,726,458	$7,406,952	$3,031,026

RAYBOR MANAGEMENT INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
Revenues
Service income	$183,071	$189,382	$—
Magazine subscription sales	398,499	331,542	—
Factoring fees	78,729	—	—
Interest income	17,897	—	—
Net patient revenue	817,498	272,884	—
Retail sales	3,680	6,271	—
Other income	4,106	—	—
Subscription sales	18,637,878	13,738,735	7,849,224

Gross Revenues	20,141,358	14,538,814	7,849,224

Cost of sales
Amortization of mail processing costs	9,397,388	5,747,970	4,847,040
Interest expense	83,020	—	—
Amortization of customer mailing list costs	1,640,072	1,209,837	493,707
Labor	21,744	—	—
Medical services	85,939	20,517	—
Medical supplies	28,795	4,768	—
Medical products	23,621	5,946	—
Cost of sales—other	—	—	21,372

Total Cost of Sales	11,280,579	6,989,038	5,362,119

Gross Profit	8,860,779	7,549,776	2,487,105
Operating expenses
Purchased services	—	205,117	387,717
Payroll and related expenses	1,014,113	606,138	—
Other operating expenses	199,655	—	—
Bad debts	149,450	—	—
Consultants	54,209	172,854	—
Rent	13,844	32,742	—
Selling expenses	62,475	67,314	—
Depreciation and amortization	152,430	18,507	—
General & administrative	1,687,562	987,532	483,403

Total Operating Expenses	3,333,738	2,090,204	871,120

Income from operations	5,527,041	5,459,572	1,615,985

(continued)

RAYBOR MANAGEMENT INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
Other income
Interest income	36,311	44,637	6,638
Gain on disposition of assets	22,000	—	—
Rental income	1,200	10,200	—
Interest expense	(116,030)	(18,105)	—
Database sales to related party	64,545	—	—
Miscellaneous income (expense)—net	766	3,870	(5,823)

Total other income	8,792	40,602	815

Income before income taxes	5,535,833	5,500,174	1,616,800
Provision for income taxes	(810)	(10)	—
Pro forma—income tax expense	(2,380,408)	(2,345,074)	(695,224)

Net Income	$3,154,615	$3,155,090	$921,576

Earnings per share (basic and diluted)	$0.10	$0.12	$0.04

Number of shares used in calculation (basic and diluted)	$31,000,180	$25,597,533	$24,238,636

RAYBOR MANAGEMENT INC.

PROFORMA CONSOLIDATED STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

Pro Forma Consolidation Policy Specifically Described

These pro forma consolidated balance sheets and statements of operations include the accounts of the parent company and subsidiaries, after elimination of all material intercompany accounts, transactions and profits. Until June 1, 2003, Raybor Management Inc., was a blank check company and its assets and liabilities were deminimis

The accompanying Pro Forma Consolidated Financial Statements include the accounts of the following entities:

Name of Entity	Form of Entity
Raybor Management Inc.	Corporation
IC Marketing, Inc.	Corporation
American Consumer Publishing, Inc.	Corporation
Freedom Financial, Inc.	Corporation
Back 2 Backs, Inc.	Corporation

Income Taxes

Before June 1, 2003, IC Marketing, Inc., the stockholders of American Consumer Publishing Association, Inc., and Freedom Financial, Inc. had elected to be taxed under Subchapter S of the Internal Revenue Code. During such period, federal income taxes were the responsibility of the Company’s stockholders as were any state income taxes. The S corporation election terminated in connection with the consummation of the acquisition by Raybor Management Inc., of these three companies on June 1, 2003.

The pro forma statement of operations reflects the income tax expense if all the entities had been taxed as C corporations and filed a consolidated federal and state income tax return with its parent company. The Company’s effective income tax rate for pro forma reporting purposes was estimated to be 43%, which is what would be expected if the federal and state statutory rate were applied to income before income taxes.

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